                        SEI CORPORATION AND SUBSIDIARIES
                        --------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                   FOR THE THREE-MONTH PERIOD ENDED JUNE 30,
                   -----------------------------------------

                                                     1996         1995
                                                   --------     --------

Earnings per common and common
  equivalent share (Primary EPS):

  Income from continuing operations              $ 4,893,000  $ 4,524,000
                                                  ==========   ==========

  Net income                                     $ 4,893,000  $ 3,620,000
                                                  ==========   ==========

  Weighted average number of
  shares issued and outstanding                   18,665,000   18,879,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the average market price
  during the period) of
  outstanding options                                861,000      789,000
                                                  ----------   ----------

  Adjusted weighted average number
  of shares outstanding                           19,526,000   19,668,000
                                                  ==========   ==========

  Earnings per common and common
  equivalent share from continuing operations    $       .25  $       .23
                                                  ==========   ==========

  Earnings per common and common
  equivalent share                               $       .25  $       .18
                                                  ==========   ==========


                        SEI CORPORATION AND SUBSIDIARIES
                        --------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                   FOR THE THREE-MONTH PERIOD ENDED JUNE 30,
                   -----------------------------------------




                                                      1996         1995
                                                    --------     --------

Earnings per common and common
  equivalent share, assuming full dilution
  (Fully diluted EPS):

  Income from continuing operations                $ 4,893,000  $ 4,524,000
                                                    ==========   ==========

  Net income                                       $ 4,893,000  $ 3,620,000
                                                    ==========   ==========

  Weighted average number of
  shares issued and outstanding                     18,665,000   18,879,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the higher of the average market price
  or ending price during the period) of
  outstanding options                                  861,000    1,038,000
                                                    ----------   ----------

  Adjusted weighted average number
  of shares outstanding, assuming full dilution     19,526,000   19,917,000
                                                    ==========   ==========

  Earnings per common and common
  equivalent share from continuing
  operations, assuming full dilution               $       .25  $       .23
                                                    ==========   ==========

  Earnings per common and common
  equivalent share, assuming full dilution         $       .25  $       .18
                                                    ==========   ==========


                        SEI CORPORATION AND SUBSIDIARIES
                        --------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                    FOR THE SIX-MONTH PERIOD ENDED JUNE 30,
                    ---------------------------------------




                                                    1996         1995
                                                  --------     --------

Earnings per common and common
  equivalent share (Primary EPS):

  Income from continuing operations              $10,686,000  $10,445,000
                                                  ==========   ==========

  Net income                                     $10,686,000  $ 8,503,000
                                                  ==========   ==========

  Weighted average number of
  shares issued and outstanding                   18,587,000   18,822,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the average market price
  during the period) of
  outstanding options                                918,000      776,000
                                                  ----------   ----------

  Adjusted weighted average number
  of shares outstanding                           19,505,000   19,598,000
                                                  ==========   ==========

  Earnings per common and common
  equivalent share from continuing operations    $       .55  $       .53
                                                  ==========   ==========

  Earnings per common and common
  equivalent share                               $       .55  $       .43
                                                  ==========   ==========


                        SEI CORPORATION AND SUBSIDIARIES
                        --------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                    FOR THE SIX-MONTH PERIOD ENDED JUNE 30,
                    ---------------------------------------




                                                      1996         1995
                                                    --------     --------

Earnings per common and common
  equivalent share, assuming full dilution
  (Fully diluted EPS):

  Income from continuing operations                $10,686,000  $10,445,000
                                                    ==========   ==========

  Net income                                       $10,686,000  $ 8,503,000
                                                    ==========   ==========

  Weighted average number of
  shares issued and outstanding                     18,587,000   18,822,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the higher of the average market price
  or ending price during the period) of
  outstanding options                                  918,000    1,087,000
                                                    ----------   ----------

  Adjusted weighted average number
  of shares outstanding, assuming full dilution     19,505,000   19,909,000
                                                    ==========   ==========

  Earnings per common and common
  equivalent share from continuing
  operations, assuming full dilution               $       .55  $       .52
                                                    ==========   ==========

  Earnings per common and common
  equivalent share, assuming full dilution         $       .55  $       .43
                                                    ==========   ==========
